Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FIRST QUARTER 2015 FINANCIAL RESULTS
Oak Brook, IL – May 4, 2015 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter ended March 31, 2015.
FINANCIAL RESULTS
For the quarter ended March 31, 2015, the Company reported:

▪	Operating Funds From Operations (Operating FFO) of $62.3 million, or $0.26 per share, compared to $63.0 million, or $0.27 per share, for the same period in 2014;

▪	Funds From Operations (FFO) of $60.5 million, or $0.26 per share, compared to $65.7 million, or $0.28 per share, for the same period in 2014; and

▪	Net income attributable to common shareholders of $10.7 million, or $0.05 per share, compared to $11.8 million, or $0.05 per share, for the same period in 2014.
OPERATING RESULTS
For the quarter ended March 31, 2015, the Company’s portfolio results were as follows:

▪
4.9% increase in same store net operating income (NOI) over the comparable period in 2014, based on same store occupancy of 94.2% at March 31, 2015, up 50 basis points from 93.7% at March 31, 2014 and down 100 basis points from 95.2% at December 31, 2014;

▪
Total portfolio percent leased, including leases signed but not commenced: 94.7% at March 31, 2015, up 10 basis points from 94.6% at March 31, 2014 and down 90 basis points from 95.6% at December 31, 2014;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.5% at March 31, 2015, up 20 basis points from 94.3% at March 31, 2014 and down 90 basis points from 95.4% at December 31, 2014;

▪	765,000 square feet of retail leasing transactions comprised of 139 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 7.1%.
“We are pleased to report another solid quarter of operational and transactional results while also executing on remerchandising opportunities in order to drive long term value. We believe our strong start to the year, combined with today’s favorable leasing environment, further strengthens our ability to successfully execute on our 2015 strategic initiatives,” stated Steve Grimes, president and chief executive officer.
REMERCHANDISING UPDATE
The Company now expects to remerchandise 15 anchor locations within the 2015 same store portfolio, representing approximately 537,000 square feet of gross leasable area. During the quarter, tenants in nine of these locations vacated, representing approximately 245,000 square feet. Year to date, the Company has re-leased three of these locations, representing approximately 83,000 square feet. The Company continues to expect that the weighted average re-leasing spread for the 15 anchor locations will be in the mid-single digit range, with weighted average downtime of approximately 12 months.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

INVESTMENT ACTIVITY
Acquisitions
During the quarter, the Company completed $323.3 million of previously announced acquisitions, including Downtown Crown, Merrifield Town Center and Fort Evans Plaza II, located in the Washington, D.C. Metropolitan Statistical Area (“MSA”) and Cedar Park Town Center located in the Austin MSA. Additionally, the Company acquired a land parcel at one of its existing power centers, Lake Worth Towne Crossing, located in the Dallas MSA, for a gross purchase price of $0.4 million. The land parcel is expected to be developed into a multi-tenant retail building consisting of 15,000 square feet, which has been leased to Ulta Beauty and Maurices.
Subsequent to quarter end, the Company closed on the previously announced acquisition of Tysons Corner (“Tysons”) in the Washington, D.C. MSA for a gross purchase price of $31.6 million. Tysons is comprised of 38,000 square feet and is anchored by Golfsmith, with national fast-casual restaurant offerings including Chipotle, Chick-fil-A and Roti. The property sits in an affluent and dense trade area and is adjacent to the Silver Line Metrorail.
As previously announced, the Company entered into a purchase agreement to acquire a grocery-anchored shopping center located in the Seattle MSA for a gross purchase price of $18.0 million. The Company has also entered into a purchase agreement to acquire an outparcel at one of its lifestyle centers, Southlake Town Square, located in the Dallas MSA, for a gross purchase price of $8.4 million. The newly constructed building is occupied by Trader Joe’s. These transactions are expected to close during the second quarter of 2015, subject to satisfaction of customary closing conditions.
Year-to-date, the Company has completed or announced $381.7 million of strategically located, unencumbered acquisitions in the Washington, D.C., Seattle, Austin and Dallas MSAs, strengthening its multi-tenant retail footprint in these markets by 859,000 square feet. These properties possess strong demographic profiles, with weighted average household income of $136,000 and weighted average population of 104,000 within a three-mile radius.
Dispositions
During the quarter, the Company completed $36.3 million of dispositions, which included the sale of one non-strategic multi-tenant retail asset for $19.1 million and one office asset for $17.2 million, both of which were classified as held for sale as of December 31, 2014. Subsequent to quarter end, the Company sold two office assets for $10.8 million, one of which was classified as held for sale as of March 31, 2015.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
Senior Unsecured Notes
During the quarter, the Company completed a public offering of $250 million in aggregate principal amount of its 4.00% senior unsecured notes due 2025 (the “Notes”). The Notes were priced at 99.526% of the principal amount to yield 4.058% to maturity. The proceeds were used to repay a portion of the Company’s unsecured revolving line of credit in anticipation of the repayment of future secured debt maturities.
During the quarter, the Company repaid $67.3 million of mortgage debt at maturity, excluding amortization, with a weighted average interest rate of 6.39%. In addition, the Company defeased $9.8 million of mortgage debt with an interest rate of 7.50%.

As of March 31, 2015, the Company had $2.5 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 6.4x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.7x versus 5.8x and 6.1x, respectively, as of December 31, 2014. The increase in these ratios during the first quarter was the result of the relative timing of the Company’s 2015 investment activity. Consolidated indebtedness had a weighted average contractual interest rate of 4.84% and a weighted average maturity of 4.7 years.
GUIDANCE
The Company is maintaining its 2015 Operating FFO guidance of $0.97 to $1.01 per share. The Company is revising its 2015 same store NOI growth guidance to 0.5% to 2.0% from 0.0% to 2.0%.
DIVIDEND
On April 27, 2015, the Company’s Board of Directors declared the second quarter 2015 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning April 1, 2015, which will be paid on June 30, 2015 to preferred shareholders of record on June 19, 2015.
On April 27, 2015, the Company’s Board of Directors also declared the second quarter 2015 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock, which will be paid on July 10, 2015 to Class A common shareholders of record on June 26, 2015.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Tuesday, May 5, 2015 at 11:00 AM EDT, to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EDT) on May 5, 2015 until midnight (EDT) on May 19, 2015. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13604569.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of March 31, 2015, the Company owned 212 retail operating properties representing 31.3 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, market price of the Company’s common stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, interest rates and operating costs, rental rates and/or vacancy rates, risks generally associated with real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to effectively manage growth, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations as well as adjustments for unconsolidated joint ventures in which the reporting entity holds an interest. The Company has adopted the NAREIT definition in its computation of FFO. The Company believes that, subject to the following limitations, FFO provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO does not represent an alternative to “Net Income” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO, which is defined as FFO excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of the Company’s core business platform, its real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from the Company's calculation of FFO. The Company believes that Operating FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO does not represent an alternative to “Net Income” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports same store NOI. The Company defines NOI as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same Store NOI represents NOI from the Company’s same store portfolio consisting of 201 operating properties acquired or placed in service and stabilized prior to January 1, 2014. NOI from Other Investment Properties represents NOI primarily from properties acquired during 2014 and 2015, the Company’s development properties, two properties where the Company has begun activities in anticipation of future redevelopment, one property that was impaired below its debt balance during 2014, the investment properties that were sold or held for sale in 2014 and 2015 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest during 2014. In addition, the financial results reported in Other Investment Properties for the three months ended March 31, 2015 include the net income from the Company's wholly-owned captive insurance company, which was formed on December 1, 2014, and the financial results reported in Other Investment Properties for the three months ended March 31, 2014 include the historical intercompany elimination related to the Company's former insurance captive unconsolidated joint venture investment, in which the Company terminated its participation effective December 1, 2014. For the three months ended March 31, 2014, the historical captive insurance expense related to the Company’s portfolio was recorded in equity in loss of unconsolidated joint ventures, net. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. The Company believes that Same Store NOI and NOI from Other Investment Properties are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, the Company’s NOI metrics may not be comparable to other REITs. The Company believes that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. The Company uses these metrics to evaluate its performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as an alternative measure of our financial performance.
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare its performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) the Company’s total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) the Company’s total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	March 31, 2015	December 31, 2014
Assets
Investment properties:
Land	$1,297,067	$1,195,369
Building and other improvements	4,652,456	4,442,446
Developments in progress	42,983	42,561
	5,992,506	5,680,376
Less accumulated depreciation	(1,411,423)	(1,365,471)
Net investment properties	4,581,083	4,314,905

Cash and cash equivalents	64,895	112,292
Accounts and notes receivable (net of allowances of $7,660 and $7,497, respectively)	77,937	86,013
Acquired lease intangible assets, net	151,437	125,490
Assets associated with investment properties held for sale	5,041	33,640
Other assets, net	112,817	131,520
Total assets	$4,993,210	$4,803,860

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $3,218 and $3,972, respectively, and unamortized discount of $(342) and $(470), respectively)	$1,560,956	$1,634,465
Unsecured notes payable, net (includes unamortized discount of $(1,178) and $0, respectively)	498,822	250,000
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	35,000	—
Accounts payable and accrued expenses	54,563	61,129
Distributions payable	39,284	39,187
Acquired lease intangible liabilities, net	117,502	100,641
Liabilities associated with investment properties held for sale	320	8,203
Other liabilities	75,575	70,860
Total liabilities	2,832,022	2,614,485

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of March 31, 2015 and December 31, 2014; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 237,186 and 236,602 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	237	237
Additional paid-in capital	4,923,342	4,922,864
Accumulated distributions in excess of earnings	(2,763,258)	(2,734,688)
Accumulated other comprehensive loss	(632)	(537)
Total shareholders' equity	2,159,694	2,187,881
Noncontrolling interests	1,494	1,494
Total equity	2,161,188	2,189,375
Total liabilities and equity	$4,993,210	$4,803,860

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Rental income	$119,788	$117,531
Tenant recovery income	31,300	29,748
Other property income	2,109	1,912
Total revenues	153,197	149,191

Expenses:
Property operating expenses	25,695	26,526
Real estate taxes	20,510	18,414
Depreciation and amortization	54,676	53,830
Provision for impairment of investment properties	—	394
General and administrative expenses	10,992	8,450
Total expenses	111,873	107,614

Operating income	41,324	41,577

Gain on extinguishment of other liabilities	—	4,258
Equity in loss of unconsolidated joint ventures, net	—	(778)
Interest expense	(34,045)	(31,863)
Other income, net	1,225	427
Income from continuing operations	8,504	13,621

Discontinued operations:
Loss, net	—	(148)
Gain on sales of investment properties	—	655
Income from discontinued operations	—	507
Gain on sales of investment properties	4,572	—
Net income	13,076	14,128
Net income attributable to the Company	13,076	14,128
Preferred stock dividends	(2,362)	(2,362)
Net income attributable to common shareholders	$10,714	$11,766

Earnings per common share - basic and diluted
Continuing operations	$0.05	$0.05
Discontinued operations	—	—
Net income per common share attributable to common shareholders	$0.05	$0.05

Weighted average number of common shares outstanding - basic	236,250	236,151

Weighted average number of common shares outstanding - diluted	236,253	236,153

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) and Operating FFO (a)

	Three Months Ended March 31,
	2015	2014

Net income attributable to common shareholders	$10,714	$11,766
Depreciation and amortization	54,401	54,243
Provision for impairment of investment properties	—	394
Gain on sales of investment properties	(4,572)	(655)
FFO	$60,543	$65,748

FFO per common share outstanding	$0.26	$0.28

FFO	$60,543	$65,748
Impact on earnings from the early extinguishment of debt, net	2,786	1,680
Provision for hedge ineffectiveness	(25)	(13)
Gain on extinguishment of other liabilities	—	(4,258)
Other (b)	(1,000)	(115)
Operating FFO	$62,304	$63,042

Operating FFO per common share outstanding	$0.26	$0.27

(a)
Results for the three months ended March 31, 2014 include amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures. All of our unconsolidated joint venture arrangements were dissolved prior to December 31, 2014.

(b)	Consists of settlement and easement proceeds, which are included in "Other income, net" in the condensed consolidated statements of operations.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to NOI

	Three Months Ended March 31,
	2015	2014
Operating revenues:
Same store investment properties (201 properties):
Rental income	$104,691	$101,634
Tenant recovery income	26,891	26,268
Other property income	1,041	839
Other investment properties:
Rental income	13,823	13,600
Tenant recovery income	4,409	3,480
Other property income	934	943
Operating expenses:
Same store investment properties (201 properties):
Property operating expenses	(20,318)	(21,983)
Real estate taxes	(17,726)	(16,564)
Other investment properties:
Property operating expenses	(4,583)	(3,636)
Real estate taxes	(2,784)	(1,850)

NOI from continuing operations:
Same store investment properties	94,579	90,194
Other investment properties	11,799	12,537
Total NOI from continuing operations	106,378	102,731

Other income (expense):
Straight-line rental income, net	1,012	1,943
Amortization of acquired above and below market lease intangibles, net	451	512
Amortization of lease inducements	(189)	(158)
Lease termination fees	134	105
Straight-line ground rent expense	(934)	(1,022)
Amortization of acquired ground lease intangibles	140	140
Depreciation and amortization	(54,676)	(53,830)
Provision for impairment of investment properties	—	(394)
General and administrative expenses	(10,992)	(8,450)
Gain on extinguishment of other liabilities	—	4,258
Equity in loss of unconsolidated joint ventures, net	—	(778)
Interest expense	(34,045)	(31,863)
Other income, net	1,225	427
Total other expense	(97,874)	(89,110)

Income from continuing operations	8,504	13,621

Discontinued operations:
Loss, net	—	(148)
Gain on sales of investment properties	—	655
Income from discontinued operations	—	507
Gain on sales of investment properties	4,572	—
Net income	13,076	14,128
Net income attributable to the Company	13,076	14,128
Preferred stock dividends	(2,362)	(2,362)
Net income attributable to common shareholders	$10,714	$11,766

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except ratios and per share amounts)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	March 31, 2015	December 31, 2014

Net income attributable to common shareholders	$10,714	$23,502
Preferred stock dividends	2,362	2,363
Interest expense	34,045	32,743
Depreciation and amortization	54,676	52,385
Gain on sales of investment properties	(4,572)	(26,501)
Provision for impairment of investment properties	—	11,825
Adjusted EBITDA	$97,225	$96,317
Annualized	$388,900	$385,268

Reconciliation of Debt to Total Net Debt and Net Debt and Preferred Stock

	March 31, 2015	December 31, 2014

Total consolidated debt	$2,544,778	$2,342,540
Less: consolidated cash and cash equivalents	(64,895)	(112,292)
Total net debt	$2,479,883	$2,230,248
Preferred stock	135,000	135,000
Net debt and preferred stock	$2,614,883	$2,365,248
Net Debt to Adjusted EBITDA (a)	6.4x	5.8x
Net Debt and Preferred Stock to Adjusted EBITDA (a)	6.7x	6.1x

FFO and Operating FFO Guidance

	Per Share Guidance Range Full Year 2015
	Low	High

Net income attributable to common shareholders	$0.54	$0.58
Depreciation and amortization	0.90	0.90
Provision for impairment of investment properties	—	—
Gain on sales of investment properties	(0.55)	(0.55)
FFO	$0.89	$0.93

Impact on earnings from the early extinguishment of debt, net	0.08	0.08
Provision for hedge ineffectiveness	—	—
Other	—	—
Operating FFO	$0.97	$1.01

(a)	For purposes of these ratio calculations, annualized three months ended figures were used.